UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 18, 2006

BEST BUY CO., INC.

(Exact name of registrant as specified in its charter)

Minnesota

1-9595

41-0907483

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7601 Penn Avenue South Richfield, Minnesota		55423
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (612) 291-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 18, 2006, the Compensation and Human Resources Committee (“Committee”) of the Board of Directors of Best Buy Co., Inc., approved performance-based short-term incentive awards and award targets for the registrant’s executive officers, including the Vice Chairman and Chief Executive Officer, President and Chief Operating Officer, Chief Executive Officer – Best Buy International, Executive Vice President – Finance and Chief Financial Officer, Executive Vice President – Human Resources and Legal, and Executive Vice President – Global Merchandising (collectively, “senior executive officers”). The short-term incentive award targets for the registrant’s Vice Chairman and Chief Executive Officer and its President and Chief Operating Officer are 200% and 150% of base salary, respectively. For all other executive officers, the short-term incentive award targets range from 65% to 125% of base salary. The short-term incentive awards were made pursuant to the registrant’s Executive Officer Short-Term Incentive Program under its 2004 Omnibus Stock and Incentive Plan (“2004 Omnibus Plan”).

The short-term incentive awards will be earned upon the achievement of specified performance goals for the registrant’s fiscal year ending March 3, 2007. Specifically, the short-term incentive awards are conditioned on the following performance factors: i) the registrant’s actual Economic Value Added (“EVA®”) performance for fiscal 2007 as compared with a goal approved by the Committee; ii) the registrant’s actual performance as compared with goals approved by the Committee regarding the registrant’s fiscal 2007 operating income rate, revenue growth, and selling, general and administrative expenses rate; and iii) for executive officers other than the senior executive officers, the achievement by each such executive officer of specific fiscal 2007 goals related to his operational or functional responsibilities. The actual incentive amount for each executive officer, payable in cash, will be an amount ranging from 0% to 200% of the executive officer’s short-term incentive award target, based on actual performance compared with the specific goals established by the Committee.

Also on May 18, 2006, the Committee approved special performance-based long-term incentive awards for the senior executive officers which will be earned upon the achievement of specified company performance goals. The awards, listed in the table below, were made in the form of restricted stock pursuant to the registrant’s 2004 Omnibus Plan. These awards will be earned if, at the end of the incentive period starting February 26, 2006, and ending on February 28, 2009, certain company performance goals approved by the Committee have been achieved and the executive officer has been continuously employed with the registrant through such date. The specified performance goals relate to the registrant’s EVA® performance, revenue growth, stock price growth and talent management, with the achievement of each of the four goals representing 25% of the total available long-term incentive award. If earned, the executive officer will be entitled to receive dividend payments for such shares from February 26, 2006.

Name and Title	Number of Shares of Restricted Stock	Value of Restricted Stock Awards(1)
Bradbury H. Anderson	125,000	$6,581,250
Vice Chairman and
Chief Executive Officer

Brian J. Dunn	85,468	$4,499,890
President and Chief
Operating Officer

Robert A. Willett	75,972	$3,999,926
Chief Executive Officer –
Best Buy International

Darren R. Jackson	66,476	$3,499,961
Executive Vice President –
Finance and Chief Financial Officer

Shari L. Ballard	66,476	$3,499,961
Executive Vice President –
Human Resources and Legal

Ronald D. Boire	56,980	$2,999,997
Executive Vice President –
Global Merchandising

(1)  The value of restricted stock awards was calculated by multiplying the closing price of Best Buy Common Stock, as quoted on the New York Stock Exchange, on the date of grant (May 18, 2006) by the number of shares of restricted stock awarded. Values are reported at maximum payout levels assuming the achievement of each of four goals.

Best Buy Co., Inc.’s Annual Report to Shareholders and its reports on Forms 10-K, 10-Q and 8-K and other publicly available information should be consulted for other important information about the registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEST BUY CO., INC.
(Registrant)

Date: May 24, 2006	/s/ James L. Muehlbauer
James L. Muehlbauer
Senior Vice President – Finance